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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 8, 2004

                            LanVision Systems, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

        0-28132                                          31-1455414
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(Commission File Number)                       (IRS Employer Identification No.)

        5481 Creek Road, Cincinnati, Ohio                        45242-4001
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     (Address of Principal Executive Offices)                    (Zip Code)

                                 (513) 794-7100
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [  ]  Written communications pursuant to Rule 425 under the Securities
            Act (17 CFR 230.425)

      [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 - ENTRY INTO A MATERIAL AGREEMENT

ITEM 1.02 - TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

ITEM 5.02(b) AND (c) - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

      On December 8, 2004, Eric S. Lombardo, a Director and Executive Vice President of LanVision Systems, Inc., resigned from those positions and all other positions held by him with various subsidiaries of the registrant. LanVision Systems, Inc. also announced that William A. Geers, Vice President of Product Development, has been elevated effective immediately to the post of Chief Operating Officer of LanVision Systems, Inc. The registrant issued the press release attached hereto as Exhibit 99.1 on December 9, 2004 announcing these executive management changes

      In connection with the resignation of Mr. Lombardo, the registrant and Mr. Lombardo entered into the Agreement attached hereto as Exhibit 10.1. The material terms of this Agreement provide that: Mr. Lombardo's resignation constituted a mutual agreement of the parties to terminate his existing employment agreement; Mr. Lombardo will be available through October 31, 2005 to provide consulting services to the registrant, for which he will be paid the aggregate amount of $200,000; the registrant granted Mr. Lombardo piggyback registration rights through October 31, 2005 for up to 100,000 shares of LanVision Systems, Inc. common stock owned by Mr. Lombardo upon certain events in which the registrant would register common stock for sale to the public; and, other than pursuant to a piggyback registration, Mr. Lombardo agreed not to sell any of his shares of LanVision Systems, Inc. common stock through April 30, 2005 and to limit any sale of shares to no more than 30,000 shares from May 1, 2005 through October 31, 2005. The Agreement also provides that Mr. Lombardo's existing employment agreement is cancelled as of December 8, 2004 other than for those provisions which by their terms continue beyond the termination date of the agreement.

      Mr. Geers, age 51, assumed the position of Chief Operating Officer of the registrant on December 8, 2004. Prior to being named to this position, Mr. Geers served as Vice President of Product Development and Consulting Services of LanVision Systems, Inc. since February 2000. Prior thereto, he was Senior Director, Indirect Operations, Sales and Marketing since September 1996. Mr. Geers has no family relationship with any other executive officer or director of the registrant.

      On December 8, 2004, Mr. Geers entered into an amendment to his employment agreement with LanVision Systems, Inc., which employment agreement and amendment are attached hereto as Exhibits 10.2 and 10.3, respectively. Under the terms of the amended agreement, Mr. Geers will receive a $15,000 bonus immediately upon assuming his new responsibilities and to increase his salary to $190,000 during the period February 1, 2005 compensated through January 31, 2006, and will be eligible to participate in the executive bonus plan and stock option plan, which are administered by the Compensation Committee of the Board of Directors. Mr. Geers will be eligible to participate in all other employee fringe benefit plans to the same extent and at the same levels as other officers. The agreement contains customary provisions relating to confidential information, change of control and non-competition. The agreement will automatically renew on an annual basis unless LanVision notifies Mr. Geers at least 90 days prior to the applicable renewal date of the then current term of the agreement that the agreement will not be renewed.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits

Exhibit                        Description
-------    --------------------------------------------------------
10.1       Agreement dated December 8, 2004 among Eric S. Lombardo,
           LanVision Systems, Inc. and LanVision, Inc.*

10.2       Employment Agreement dated February 1, 2004 among
           William A.Geers, LanVision Systems, Inc. and LanVision,
           Inc.*

10.3       Amendment No. 1 dated December 8, 2004 to Employment
           Agreement among William A. Geers, LanVision Systems, Inc.
           and LanVision, Inc.*

99.1       Press release dated December 9, 2004.

* Denotes management contract.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    LANVISION SYSTEMS, INC.

                                                    By:  /s/ Paul W. Bridge, Jr.
                                                         -----------------------
                                                    Paul W. Bridge, Jr.
                                                    Chief Financial Officer

Date: December 9, 2004

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